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           EXHIBIT 23.1 CONSENT OF SHATSWELL, MACLEOD & COMPANY, P.C.




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                       Shatswell, MacLeod & Company, P.c.
                          Certified Public Accountants
                                 83 Pine Street
                     West Peabody, Massachusetts 01960-3635
                            Telephone (978) 535-0206
                            Facsimile (978) 535-9908







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We consent to the incorporation by reference in this Registration Statement on Form S-8 of New England Bancshares, Inc., of our report dated May 31, 2002, except for Note 15, as to which the date is June 4, 2002, on the balance sheets of Enfield Federal Savings and Loan Association as of March 31, 2002 and 2001, and the related statements of income, changes in capital accounts and cash flows for the years then ended, appearing in the Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002.


                                          /s/ Shatswell, MacLeod & Company, P.C.
                                          --------------------------------------
                                          Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
March 7, 2003